Exhibit 99.1

ScanTech AI Announces Receipt of Nasdaq Deficiency Letter

Atlanta, GA, April 23, 2025 (GLOBE NEWSWIRE) − ScanTech AI Systems Inc. (Nasdaq: STAI) (the “Company” or “ScanTech AI”), a leading publicly-traded innovator of next-generation checkpoint security scanning products and technology, today announced that the Company received a letter from Nasdaq, dated April 17, 2025, stating that the Company is not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed with the U.S. Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”). The Notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Global Market.

The Notice stated that the Company has 60 calendar days to submit a plan to regain compliance. The Company intends to file the Annual Report as soon as practicable and, if necessary, to submit a plan with Nasdaq to regain compliance. If the Company submits a plan and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the Annual Report’s due date, or until October 13, 2025, to regain compliance with Nasdaq Listing Rule 5250(c)(1). If Nasdaq does not accept the Company’s plan, the Company would have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is finalizing its Annual Report and intends to resolve the deficiency and regain compliance with the listing requirement on or before May 5th, 2025.

About ScanTech AI Systems, Inc. (Nasdaq: STAI)

ScanTech AI is an innovator of next-generation “fixed-gantry” checkpoint security scanners for use at airports, border checkpoints, public events, and for parcel and cargo screening. ScanTech AI scanners are already safeguarding Canada’s largest nuclear power plants and have been deployed for operational testing by the TSA at Philadelphia International and San Diego International Airports. ScanTech AI’s checkpoint scanners instantly and automatically detect many conventional and advanced weapons, explosives, drugs, cash, and other hazardous materials and contraband without the potential for human error or the need to open bags, parcels, or containers.

While similar in appearance to existing checkpoint scanners, ScanTech AI’s solutions leverage CT-grade detection capabilities and imaging—without the moving parts, reliability issues, and expense of traditional CT scanners. Low acquisition and maintenance costs, faster throughput, and AI-driven threat detection are core benefits for government agencies and private-sector customers seeking to leave liquids and electronics in bags while maintaining the highest security standards.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), including statements regarding ScanTech AI’s management team’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future, including timing for filing the Annual Report and possibly regaining compliance with Nasdaq Listing Rule 5250(c)(1), possible business combinations, revenue growth and financial performance, balance sheet structuring, product expansion and services. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Additionally, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the current expectations and beliefs made by the management of ScanTech AI, in light of their respective experience and their perception of historical trends, current conditions and expected future developments and their potential effect on ScanTech AI, as well as other factors they believe are appropriate under the circumstances. There can be no assurance that future developments affecting ScanTech AI will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including ScanTech AI’s ability to meet the other continued listing rules of Nasdaq and whether Nasdaq exercises its discretion, if necessary, to grant an extension period based on any plan of compliance that ScanTech AI submits, product and service acceptance, regulatory oversights, research and development success, and that ScanTech AI will have sufficient capital to operate as anticipated. Should one or more of these risks of uncertainties materialize, or should any of the assumptions of ScanTech AI prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the filings of ScanTech AI (and its predecessor, Mars) with the U.S. Securities and Exchange Commission (the “SEC”), and in the current and periodic reports filed or furnished by ScanTech AI (and its predecessor, Mars) from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on the information available to ScanTech AI as of the date hereof, and ScanTech AI assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may otherwise be required under applicable securities laws.

Contact

ScanTech AI Systems Inc.
James White, CFO
jwhite@scantechibs.com

Investor & Media Relations

International Elite Capital Inc.
Annabelle Zhang
+1(646) 866-7928
annabelle@iecapitalusa.com